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                                                                                                      Exhibit 11
Statement Re Computation of per share earnings

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TWELVE MONTHS ENDED DECEMBER 31, 2004

BASIC EARNINGS PER SHARE:

Net Income                                             $3,387,765              =       $2.26
------------------------------------------------       ------------------
Weighted Average Number of Common Shares               1,500,131

DILUTED EARNINGS PER SHARE:

Net Income                                             $3,387,765              =       $3,387,765      =      $2.24
------------------------------------------------       ------------------              ----------
Weighted Average Number of Common Shares               1,500,131+11,566                1,511,697
Adjusted for Effect of Outstanding Options

THREE MONTHS ENDED DECEMBER 31, 2004

BASIC EARNINGS PER SHARE:

Net Income                                             $933,938                =        $0.62
------------------------------------------------       ------------------
Weighted Average Number of Common Shares               1,501,791


DILUTED EARNINGS PER SHARE:

Net Income                                             $933,938                =       $933,938 =     $0.62
------------------------------------------------       ------------------              ----------
Weighted Average Number of Common Shares               1,501,791+10,751                1,512,542
Adjusted for Effect of Outstanding Options
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